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                                                                    Exhibit 99.2

MILLENNIUM AND IMMUNOGEN FORM MULTI-PRODUCT ANTIBODY COLLABORATION

             --Alliance Focuses on Developing Enhanced and Selective
                             Oncology Therapeutics--

    CAMBRIDGE, Mass., March 5 /PRNewswire/ -- Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM) and ImmunoGen, Inc. (Nasdaq: IMGN) today announced that they have entered into an agreement that will provide Millennium access for a period of five years to ImmunoGen's Tumor-Activated Prodrug (TAP) technology for use with Millennium's proprietary antibodies. Millennium will acquire a license to utilize TAP technology in its antibody product research efforts and an option to obtain exclusive product licenses for a restricted number of antigen targets during the collaboration.

    The terms of this multi-year agreement call for an undisclosed up-front technology access fee, potential milestone payments per antigen target, and royalties on net sales of any resulting products. Millennium will be responsible for product development, manufacturing and marketing of any products developed through the collaboration. ImmunoGen may produce preclinical and clinical material, at Millennium's request, for manufacturing payments. The agreement can be renewed for one subsequent three-year period for an additional technology access fee.

    "Combining our TAP technology with Millennium's expertise in identifying and validating targets will accelerate the development of novel therapeutics from the genomics revolution," said Mitchel Sayare, Ph.D., Chairman and CEO of ImmunoGen, Inc. "We are pleased to welcome Millennium, a leader in the genomics field, to our growing list of partners. Millennium becomes our fifth corporate partner developing TAP products."

    "Millennium's preclinical and clinical therapeutic antibody pipeline spans a broad spectrum of serious medical conditions such as cancer, multiple sclerosis, inflammatory bowel disease, asthma and stroke," said John Maraganore, senior vice president, strategic product development at Millennium. "We are very excited to establish a relationship with ImmunoGen that will build on our strength in oncology research and assist in our effort to generate novel, potent and selective antibody therapies to address this unmet medical need."

    TAP TECHNOLOGY

    ImmunoGen developed its tumor-activated prodrug, or TAP, technology to address the therapeutic need for improved cancer therapies by delivering highly potent cytotoxic agents directly to tumor cells with minimal harm to healthy tissue. Each TAP product is comprised of a highly potent small molecule effector drug which is 100- to 1000-fold more potent than existing chemotherpeutics conjugated to a tumor-targeting monoclonal antibody. The TAPs are designed to act as prodrugs and remain nontoxic while circulating in the body, only activated once they are inside the target cell. In preclinical studies, TAPs have shown therapeutic efficacy and complete cures at doses with no detectable toxicity.

    MILLENNIUM'S THERAPEUTIC ANTIBODY PIPELINE

    Millennium is a leader in the discovery and development of therapeutic antibodies. The Company is awaiting final review from the U.S. Food and Drug Administration of the CAMPATH(R) (alemtuzumab) investigational humanized monoclonal antibody for treatment of patients with chronic lymphocytic leukemia who have been treated with alkylating agents and have failed fludarabine therapy. Millennium's pipeline also includes several other
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antibodies in clinical development. In collaboration with Genentech, Inc., the
Company is conducting Phase II clinical trials with LDP-02 for Crohn's disease and ulcerative colitis. LDP-01 is in Phase I/II clinical trials for stroke.

    Millennium has one of the most comprehensive toolkits available for generating novel antibodies, with access to a variety of innovative and advanced technologies. In addition to the Company's new relationship with ImmunoGen for TAP technology, Millennium has existing relationships with Abgenix for Xenomouse technology and Medarex, also for transgenic mouse technology. These technologies are a powerful complement to Millennium's strong capabilities in finding novel targets, based on broad expertise in gene discovery, functional genomics, and disease biology. As a result, Millennium is uniquely positioned to lead the industry in the discovery and development of antibody therapeutics.

    ImmunoGen, Inc. develops innovative biopharmaceuticals, primarily for cancer treatment. The Company has created potent tumor-activated prodrugs, consisting of drugs coupled to monoclonal antibodies, for delivery to and destruction of cancer cells. Its lead product, huC242-DM1/SB-408075 is in two Phase I/II clinical trials for treatment of colorectal, pancreatic and certain non-small-cell lung cancers. Besides Millennium, the Company has partnerships with GlaxoSmithKline, Genentech, British Biotech, Abgenix, MorphoSys, and Avalon.

    Millennium, a leading biopharmaceutical company, applies its comprehensive and integrated science and technology platform for the discovery and development of breakthrough therapeutic and predictive medicine products, with a goal of delivering personalized medicine. Through the industrialization of this gene-to-patient platform, Millennium is also striving to accelerate the process of drug discovery and development. Headquartered in Cambridge, Massachusetts, Millennium currently employs more than 1,300 people.

    FOR IMMUNOGEN: THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS BASED ON MANAGEMENT'S CURRENT EXPECTATIONS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: THE ABILITY TO SECURE FUTURE FUNDING; THE SUCCESS OF THE COMPANY'S RESEARCH STRATEGY; THE APPLICABILITY OF THE DISCOVERIES MADE THEREIN; THE DIFFICULTIES INHERENT IN THE DEVELOPMENT OF PHARMACEUTICALS, INCLUDING UNCERTAINTIES AS TO THE TIMING AND RESULTS OF PRECLINICAL STUDIES; DELAYED ACHIEVEMENTS OF MILESTONES; RELIANCE ON COLLABORATORS; UNCERTAINTY AS TO WHETHER THE COMPANY'S POTENTIAL PRODUCTS WILL SUCCEED IN ENTERING HUMAN CLINICAL TRIALS AND UNCERTAINTY AS TO THE RESULTS OF SUCH TRIALS; UNCERTAINTY AS TO WHETHER ADEQUATE REIMBURSEMENT FOR THESE PRODUCTS WILL EXIST FROM THE GOVERNMENT, PRIVATE HEALTHCARE INSURERS AND THIRD-PARTY PAYORS; AND THE UNCERTAINTIES AS TO THE EXTENT OF FUTURE GOVERNMENT REGULATION OF THE PHARMACEUTICAL BUSINESS.

    FOR MILLENNIUM: THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS," INCLUDING STATEMENTS ABOUT OUR GROWTH AND FUTURE OPERATING RESULTS, DISCOVERY
AND DEVELOPMENT OF PRODUCTS, POTENTIAL ACQUISITIONS, STRATEGIC ALLIANCES AND INTELLECTUAL PROPERTY. VARIOUS RISKS MAY CAUSE MILLENNIUM'S ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING: ADVERSE RESULTS IN OUR DRUG DISCOVERY AND CLINICAL DEVELOPMENT PROCESSES; FAILURE TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES; COMMERCIAL LIMITATIONS IMPOSED BY PATENTS OWNED OR CONTROLLED BY THIRD PARTIES; OUR DEPENDENCE UPON STRATEGIC ALLIANCE PARTNERS TO DEVELOP AND COMMERCIALIZE PRODUCTS AND SERVICES BASED ON OUR WORK; DIFFICULTIES OR DELAYS IN OBTAINING REGULATORY APPROVALS TO MARKET PRODUCTS AND SERVICES RESULTING FROM OUR DEVELOPMENT EFFORTS; AND THE REQUIREMENT FOR SUBSTANTIAL FUNDING TO
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CONDUCT RESEARCH AND DEVELOPMENT AND TO EXPAND COMMERCIALIZATION ACTIVITIES. FOR
A FURTHER LIST AND DESCRIPTION OF THE RISKS AND UNCERTAINTIES WE FACE, SEE THE REPORTS WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE DISCLAIM ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Contacts:
     Gina Brazier (investor)                 Mitchel Sayare
     617-551-3611                            Chairman & CEO
     Maureen Suda (media)                    ImmunoGen, Inc.
     (617) 551-2959                          617-995-2500
     Millennium Pharmaceuticals, Inc.